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

                                  NSAR ITEM 77O
                        January 1, 2000 to June 30, 2000
                              VK High Income Trust
                               10f-3 Transactions

  UNDERWRITING #         UNDERWRITING             PURCHASED FROM         AMOUNT OF SHARES           % OF             DATE OF
                                                                            PURCHASED           UNDERWRITING         PURCHASE


         1           Focal Communications      Salomon Smith Barney           760,000              0.270%            01/07/00
                                                       DLJ
                                                       MSDW
                                                  TD Securities
                                               Banc of America Sec.


                                                  Goldman Sachs
         2           Level 3 Communication     Salomon Smith Barney           285,000              0.036%            02/24/00
                                                   J.P. Morgan
                                                       MSDW
                                                 CS First Boston

                                                  Goldman Sachs
                                                   Bear Stearns
         3            Madison River Comm         Chase Securities             280,000              0.140%            02/14/00
                                                       MSDW

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